Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com
AutoNation Reports All-Time Record Quarter and All-Time Record Full Year Results

Fourth Quarter 2014 Results

•	EPS from continuing operations was an all-time record $1.02, up 23% compared to fourth quarter 2013 adjusted EPS from continuing operations of $0.83 ($0.89 on a GAAP basis)

•
Total revenue of $5.0 billion, up 12% compared to the year-ago period, increasing across all major business sectors; operating income of $227 million, an increase of 12% compared to the fourth quarter of 2013

Full Year 2014 Results

•
Adjusted EPS from continuing operations was an all-time record $3.49, up 17% compared to full year 2013 adjusted EPS from continuing operations of $2.98. On a GAAP basis, full year EPS from continuing operations was $3.53 in 2014 compared to $3.05 in 2013, up 16%.

•	Total revenue of $19.1 billion, up 9% compared to 2013, increasing across all major business sectors; operating income of $821 million, an increase of 11% compared to 2013
FORT LAUDERDALE, Fla., (February 3, 2015) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2014 fourth quarter net income from continuing operations of $117 million, or $1.02 per share, compared to adjusted net income from continuing operations of $102 million, or $0.83 per share, for the same period in the prior year, a 23% improvement on a per-share basis. On a GAAP basis, fourth quarter 2013 net income from continuing operations was $110 million, or $0.89 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.
2014 fourth quarter revenue totaled $5.0 billion, an increase of 12%, driven by stronger performance in all business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. In the fourth quarter, AutoNation’s retail new vehicle unit sales increased 11% overall and 9% on a same store basis, while retail used vehicle unit sales increased 9% overall and 7% on a same store basis. For full year 2014, AutoNation’s retail new vehicle unit sales increased 9% overall and 7% on a same store basis, while retail used vehicle unit sales increased 5% overall and 4% on a same store basis.
Commenting on the quarterly results, Mr. Jackson said, “We are very pleased with our strong year-over-year growth across all areas of our business, as well as our 17th consecutive quarter of double-digit year-over-year growth in EPS. This quarter and year we set another record for the highest ever quarterly and annual EPS from continuing operations.” Mr. Jackson added, “We are expecting U.S. industry new vehicle unit sales above 17 million in 2015.”
Acquisitions
During the fourth quarter of 2014, AutoNation completed the acquisition of Mercedes-Benz of Bellevue, Barrier Audi, Barrier Porsche, and Barrier Volvo in the Seattle-Bellevue, Washington market. The combined annual revenue for these stores is approximately $355 million.
In January 2015, AutoNation completed the acquisition of a Mercedes-Benz store in Reno, Nevada and, in February 2015, the acquisition of a Volkswagen store in the Atlanta, Georgia market. The combined annual revenue for these stores is approximately $120 million.

Share Repurchase
During 2014, AutoNation repurchased 9.4 million shares for an aggregate purchase price of $485 million. As of February 2, 2015, AutoNation has approximately 113 million shares outstanding.
Segment Results
Segment results(1) for the fourth quarter of 2014 were as follows:

•	Domestic – Domestic segment income(2) was $74 million compared to year-ago segment income of $58 million, an increase of 28%.

•	Import – Import segment income(2) was $71 million compared to year-ago segment income of $64 million, an increase of 12%.

•	Premium Luxury – Premium Luxury segment income(2) was $113 million compared to year-ago segment income of $103 million, an increase of 10%.
For the full year ended December 31, 2014, the Company reported adjusted net income from continuing operations of $415 million, or $3.49 per share, compared to adjusted net income from continuing operations of $368 million, or $2.98 per share, in the prior year, an improvement of 17% on a per-share basis. On a GAAP basis, net income from continuing operations for 2014 was $420 million, or $3.53 per share, compared to $376 million, or $3.05 per share, for the prior year. Reconciliations of non-GAAP financial measures are included in the attached financial tables. The Company’s revenue for the full year ended December 31, 2014, totaled $19.1 billion, up 9% compared to $17.5 billion in the prior year.
The fourth quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on February 3, 2015 through February 17, 2015 by calling 866-385-0199 (password 75300).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 284 new vehicle franchises, which sell 34 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "continues," "may," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives and expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
New vehicle	$2,983.1	$2,636.7	$10,972.2	$9,949.6
Used vehicle	1,105.2	1,016.5	4,385.7	4,127.4
Parts and service	729.3	651.1	2,822.5	2,597.4
Finance and insurance, net	196.5	169.6	750.8	674.0
Other	33.7	50.0	177.6	169.2
Total revenue	5,047.8	4,523.9	19,108.8	17,517.6
Cost of sales:
New vehicle	2,797.6	2,466.6	10,322.1	9,333.2
Used vehicle	1,016.6	937.4	4,025.1	3,797.7
Parts and service	423.9	374.9	1,625.9	1,491.6
Other	26.2	41.8	147.0	135.2
Total cost of sales	4,264.3	3,820.7	16,120.1	14,757.7
Gross profit	783.5	703.2	2,988.7	2,759.9
Selling, general and administrative expenses	532.0	482.5	2,079.6	1,935.0
Depreciation and amortization	27.9	25.2	106.9	95.3
Franchise rights impairment	—	—	—	—
Other income, net	(2.9)	(7.3)	(18.6)	(10.7)
Operating income	226.5	202.8	820.8	740.3
Non-operating income (expense) items:
Floorplan interest expense	(13.7)	(14.2)	(53.3)	(53.4)
Other interest expense	(22.1)	(21.7)	(86.7)	(88.3)
Loss on debt extinguishment	(1.6)	—	(1.6)	—
Interest income	—	—	0.2	0.2
Other income (loss), net	(0.6)	3.4	2.9	5.6
Income from continuing operations before income taxes	188.5	170.3	682.3	604.4
Income tax provision	71.6	60.6	262.5	228.6
Net income from continuing operations	116.9	109.7	419.8	375.8
Loss from discontinued operations, net of income taxes	(0.2)	(0.3)	(1.1)	(0.9)
Net income	$116.7	$109.4	$418.7	$374.9
Diluted earnings (loss) per share*:
Continuing operations	$1.02	$0.89	$3.53	$3.05
Discontinued operations	$—	$—	$(0.01)	$(0.01)
Net income	$1.02	$0.89	$3.52	$3.04
Weighted average common shares outstanding	114.9	123.3	118.9	123.3
Common shares outstanding, net of treasury stock, at period end	113.3	120.9	113.3	120.9

*	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014	2013	$ Variance	% Variance	2014	2013	$ Variance	% Variance
Revenue:
New vehicle	$2,983.1	$2,636.7	$346.4	13.1	$10,972.2	$9,949.6	$1,022.6	10.3
Retail used vehicle	1,007.8	911.7	96.1	10.5	3,988.9	3,697.9	291.0	7.9
Wholesale	97.4	104.8	(7.4)	(7.1)	396.8	429.5	(32.7)	(7.6)
Used vehicle	1,105.2	1,016.5	88.7	8.7	4,385.7	4,127.4	258.3	6.3
Finance and insurance, net	196.5	169.6	26.9	15.9	750.8	674.0	76.8	11.4
Total variable operations	4,284.8	3,822.8	462.0	12.1	16,108.7	14,751.0	1,357.7	9.2
Parts and service	729.3	651.1	78.2	12.0	2,822.5	2,597.4	225.1	8.7
Other	33.7	50.0	(16.3)		177.6	169.2	8.4
Total revenue	$5,047.8	$4,523.9	$523.9	11.6	$19,108.8	$17,517.6	$1,591.2	9.1
Gross profit:
New vehicle	$185.5	$170.1	$15.4	9.1	$650.1	$616.4	$33.7	5.5
Retail used vehicle	89.9	78.1	11.8	15.1	363.2	325.2	38.0	11.7
Wholesale	(1.3)	1.0	(2.3)		(2.6)	4.5	(7.1)
Used vehicle	88.6	79.1	9.5	12.0	360.6	329.7	30.9	9.4
Finance and insurance	196.5	169.6	26.9	15.9	750.8	674.0	76.8	11.4
Total variable operations	470.6	418.8	51.8	12.4	1,761.5	1,620.1	141.4	8.7
Parts and service	305.4	276.2	29.2	10.6	1,196.6	1,105.8	90.8	8.2
Other	7.5	8.2	(0.7)		30.6	34.0	(3.4)
Total gross profit	783.5	703.2	80.3	11.4	2,988.7	2,759.9	228.8	8.3
Selling, general, and administrative expenses	532.0	482.5	(49.5)	(10.3)	2,079.6	1,935.0	(144.6)	(7.5)
Depreciation and amortization	27.9	25.2	(2.7)		106.9	95.3	(11.6)
Franchise rights impairment	—	—	—		—	—	—
Other income, net	(2.9)	(7.3)	(4.4)		(18.6)	(10.7)	7.9
Operating income	226.5	202.8	23.7	11.7	820.8	740.3	80.5	10.9
Non-operating income (expense) items:
Floorplan interest expense	(13.7)	(14.2)	0.5		(53.3)	(53.4)	0.1
Other interest expense	(22.1)	(21.7)	(0.4)		(86.7)	(88.3)	1.6
Loss on debt extinguishment	(1.6)	—	(1.6)		(1.6)	—	(1.6)
Interest income	—	—	—		0.2	0.2	—
Other income (loss), net	(0.6)	3.4	(4.0)		2.9	5.6	(2.7)
Income from continuing operations before income taxes	$188.5	$170.3	$18.2	10.7	$682.3	$604.4	$77.9	12.9
Retail vehicle unit sales:
New	82,549	74,468	8,081	10.9	318,008	292,922	25,086	8.6
Used	53,534	49,292	4,242	8.6	214,910	204,572	10,338	5.1
	136,083	123,760	12,323	10.0	532,918	497,494	35,424	7.1
Revenue per vehicle retailed:
New	$36,137	$35,407	$730	2.1	$34,503	$33,967	$536	1.6
Used	$18,825	$18,496	$329	1.8	$18,561	$18,076	$485	2.7
Gross profit per vehicle retailed:
New	$2,247	$2,284	$(37)	(1.6)	$2,044	$2,104	$(60)	(2.9)
Used	$1,679	$1,584	$95	6.0	$1,690	$1,590	$100	6.3
Finance and insurance	$1,444	$1,370	$74	5.4	$1,409	$1,355	$54	4.0
Total variable operations(1)	$3,468	$3,376	$92	2.7	$3,310	$3,247	$63	1.9

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014 (%)	2013 (%)	2014 (%)	2013 (%)
Revenue mix percentages:
New vehicle	59.1	58.3	57.4	56.8
Used vehicle	21.9	22.5	23.0	23.6
Parts and service	14.4	14.4	14.8	14.8
Finance and insurance, net	3.9	3.7	3.9	3.8
Other	0.7	1.1	0.9	1.0
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	23.7	24.2	21.8	22.3
Used vehicle	11.3	11.2	12.1	11.9
Parts and service	39.0	39.3	40.0	40.1
Finance and insurance	25.1	24.1	25.1	24.4
Other	0.9	1.2	1.0	1.3
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.2	6.5	5.9	6.2
Used vehicle - retail	8.9	8.6	9.1	8.8
Parts and service	41.9	42.4	42.4	42.6
Total	15.5	15.5	15.6	15.8
Selling, general and administrative expenses	10.5	10.7	10.9	11.0
Operating income	4.5	4.5	4.3	4.2
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	67.9	68.6	69.6	70.1
Operating income	28.9	28.8	27.5	26.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014	2013	$ Variance	% Variance	2014	2013	$ Variance	% Variance
Revenue:
Domestic	$1,620.9	$1,450.8	$170.1	11.7	$6,359.5	$5,835.3	$524.2	9.0
Import	1,662.8	1,546.5	116.3	7.5	6,717.8	6,375.0	342.8	5.4
Premium luxury	1,728.1	1,489.6	238.5	16.0	5,889.3	5,152.3	737.0	14.3
Total	5,011.8	4,486.9	524.9	11.7	18,966.6	17,362.6	1,604.0	9.2
Corporate and other	36.0	37.0	(1.0)	(2.7)	142.2	155.0	(12.8)	(8.3)
Total consolidated revenue	$5,047.8	$4,523.9	$523.9	11.6	$19,108.8	$17,517.6	$1,591.2	9.1

Segment income*:
Domestic	$74.0	$57.7	$16.3	28.2	$285.0	$246.6	$38.4	15.6
Import	71.3	63.5	7.8	12.3	291.3	280.1	11.2	4.0
Premium luxury	113.0	102.7	10.3	10.0	366.1	321.4	44.7	13.9
Total	258.3	223.9	34.4	15.4	942.4	848.1	94.3	11.1
Corporate and other	(45.5)	(35.3)	(10.2)		(174.9)	(161.2)	(13.7)
Add: Floorplan interest expense	13.7	14.2	(0.5)		53.3	53.4	(0.1)
Operating income	$226.5	$202.8	$23.7	11.7	$820.8	$740.3	$80.5	10.9
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	25,605	23,387	2,218	9.5	102,643	96,229	6,414	6.7
Import	37,691	34,943	2,748	7.9	154,066	143,325	10,741	7.5
Premium luxury	19,253	16,138	3,115	19.3	61,299	53,368	7,931	14.9
	82,549	74,468	8,081	10.9	318,008	292,922	25,086	8.6

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014 (%)	2013 (%)	2014 (%)	2013 (%)
Domestic:
Ford, Lincoln	15.2	16.5	16.4	17.5
Chevrolet, Buick, Cadillac, GMC	9.7	9.8	9.8	10.2
Chrysler, Jeep, Dodge	6.1	5.1	6.1	5.2
Domestic total	31.0	31.4	32.3	32.9
Import:
Honda	10.8	11.0	11.7	11.6
Toyota	18.4	18.6	19.3	19.6
Nissan	9.5	10.1	10.5	10.5
Other imports	7.0	7.2	6.9	7.2
Import total	45.7	46.9	48.4	48.9
Premium Luxury:
Mercedes-Benz	9.8	9.9	7.9	7.8
BMW	6.0	5.6	5.1	4.9
Lexus	3.4	2.8	2.8	2.3
Audi	2.0	1.3	1.6	1.2
Other premium luxury (Land Rover, Porsche)	2.1	2.1	1.9	2.0
Premium Luxury total	23.3	21.7	19.3	18.2
	100.0	100.0	100.0	100.0
.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Capital expenditures (1)	$58.0	$67.2	$197.8	$207.2
Cash paid for acquisitions (2)	$191.8	$15.0	$205.2	$87.9
Proceeds from exercises of stock options	$5.6	$2.2	$35.1	$22.7
Stock repurchases:
Aggregate purchase price	$69.4	$48.6	$485.1	$53.5
Shares repurchased (in millions)	1.4	1.0	9.4	1.1

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Variance	2014	2013	Variance
Floorplan assistance earned (included in cost of sales)	$28.1	$25.6	$2.5	$106.2	$92.7	$13.5
New vehicle floorplan interest expense	(12.9)	(13.8)	0.9	(50.6)	(51.2)	0.6
Net new vehicle inventory carrying benefit	$15.2	$11.8	$3.4	$55.6	$41.5	$14.1

Balance Sheet and Other Highlights	December 31, 2014	December 31, 2013
Cash and cash equivalents	$75.4	$69.2
Inventory	$2,899.0	$2,827.2
Total floorplan notes payable	$3,097.2	$3,029.0
Non-vehicle debt	$2,128.4	$1,839.9
Equity	$2,072.1	$2,061.7
New days supply (industry standard of selling days)	54 days	62 days
Used days supply (trailing calendar month days)	38 days	35 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.30	x
Covenant	less than or equal to	3.75	x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		59.2%
Covenant	less than or equal to	70.0%

(1)	Includes accrued construction in progress and excludes property acquired under capital leases.

(2)	Excludes capital leases.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2014	2013	2014	2013
As reported	$116.7	$109.4	$1.02	$0.89
Discontinued operations, net of income taxes	0.2	0.3	$—	$—
From continuing operations, as reported	116.9	109.7	$1.02	$0.89
Net gain related to business/property dispositions	—	(4.5)	$—	$(0.04)
Income tax adjustment	—	(3.4)	$—	$(0.03)
Adjusted	$116.9	$101.8	$1.02	$0.83

	Twelve Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2014	2013	2014	2013
As reported	$418.7	$374.9	$3.52	$3.04
Discontinued operations, net of income taxes	1.1	0.9	$0.01	$0.01
From continuing operations, as reported	419.8	375.8	$3.53	$3.05
Net gain related to business/property dispositions	(5.0)	(4.5)	$(0.04)	$(0.04)
Income tax adjustment	—	(3.4)	$—	$(0.03)
Adjusted	$414.8	$367.9	$3.49	$2.98

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014	2013	$ Variance	% Variance	2014	2013	$ Variance	% Variance
Revenue:
New vehicle	$2,903.9	$2,626.6	$277.3	10.6	$10,748.9	$9,911.8	$837.1	8.4
Retail used vehicle	983.9	908.6	75.3	8.3	3,917.3	3,684.3	233.0	6.3
Wholesale	95.8	104.4	(8.6)	(8.2)	390.0	427.0	(37.0)	(8.7)
Used vehicle	1,079.7	1,013.0	66.7	6.6	4,307.3	4,111.3	196.0	4.8
Finance and insurance, net	192.5	169.0	23.5	13.9	738.1	671.8	66.3	9.9
Total variable operations	4,176.1	3,808.6	367.5	9.6	15,794.3	14,694.9	1,099.4	7.5
Parts and service	713.4	648.1	65.3	10.1	2,773.5	2,585.6	187.9	7.3
Other	33.2	43.5	(10.3)		169.1	137.6	31.5
Total revenue	$4,922.7	$4,500.2	$422.5	9.4	$18,736.9	$17,418.1	$1,318.8	7.6

Gross profit:
New vehicle	$179.3	$169.4	$9.9	5.8	$635.7	$614.3	$21.4	3.5
Retail used vehicle	88.2	77.6	10.6	13.7	356.1	323.3	32.8	10.1
Wholesale	(1.2)	0.9	(2.1)		(2.6)	4.5	(7.1)
Used vehicle	87.0	78.5	8.5	10.8	353.5	327.8	25.7	7.8
Finance and insurance	192.5	169.0	23.5	13.9	738.1	671.8	66.3	9.9
Total variable operations	458.8	416.9	41.9	10.1	1,727.3	1,613.9	113.4	7.0
Parts and service	297.9	274.8	23.1	8.4	1,174.3	1,100.7	73.6	6.7
Other	7.0	6.6	0.4		29.8	25.8	4.0
Total gross profit	$763.7	$698.3	$65.4	9.4	$2,931.4	$2,740.4	$191.0	7.0

Retail vehicle unit sales:
New	80,779	74,065	6,714	9.1	311,128	291,421	19,707	6.8
Used	52,546	49,047	3,499	7.1	210,702	203,498	7,204	3.5
	133,325	123,112	10,213	8.3	521,830	494,919	26,911	5.4

Revenue per vehicle retailed:
New	$35,949	$35,463	$486	1.4	$34,548	$34,012	$536	1.6
Used	$18,725	$18,525	$200	1.1	$18,592	$18,105	$487	2.7

Gross profit per vehicle retailed:
New	$2,220	$2,287	$(67)	(2.9)	$2,043	$2,108	$(65)	(3.1)
Used	$1,679	$1,582	$97	6.1	$1,690	$1,589	$101	6.4
Finance and insurance	$1,444	$1,373	$71	5.2	$1,414	$1,357	$57	4.2
Total variable operations(1)	$3,450	$3,379	$71	2.1	$3,315	$3,252	$63	1.9

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014 (%)	2013 (%)	2014 (%)	2013 (%)
Revenue mix percentages:
New vehicle	59.0	58.4	57.4	56.9
Used vehicle	21.9	22.5	23.0	23.6
Parts and service	14.5	14.4	14.8	14.8
Finance and insurance, net	3.9	3.8	3.9	3.9
Other	0.7	0.9	0.9	0.8
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	23.5	24.3	21.7	22.4
Used vehicle	11.4	11.2	12.1	12.0
Parts and service	39.0	39.4	40.1	40.2
Finance and insurance	25.2	24.2	25.2	24.5
Other	0.9	0.9	0.9	0.9
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.2	6.4	5.9	6.2
Used vehicle - retail	9.0	8.5	9.1	8.8
Parts and service	41.8	42.4	42.3	42.6
Total	15.5	15.5	15.6	15.7